UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2021

Surgery Partners, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37576	47-3620923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Seven Springs Way, Suite 500

Brentwood, Tennessee 37027

(Address of Principal Executive Offices) (Zip Code)

(615) 234-5900

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SGRY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On April 20, 2021, Surgery Partners, Inc. (the “Company”) issued a press release announcing, among other things, that its wholly-owned subsidiary, Surgery Center Holdings, Inc., intends to raise $125 million of incremental senior secured term loans (the “Incremental Term Loans”) under its existing credit agreement in order to refinance $119 million of existing Incremental Term Loans that were raised in April 2020 and to pay the fees and expenses associated with this refinancing.

While the Company is still in the process of closing its first quarter ended March 31, 2021, in connection with its expected term loan refinancing, the Company is providing investors with the following preliminary unaudited estimates for the quarter:

•	Surgical case volumes are projected to be approximately 125,000 cases
•	Revenues are expected to exceed $505 million
•	Same-facility revenues are projected to increase by approximately 16% to 17% over the prior year period, with strong volume growth and net revenue per case growth
•	Adjusted EBITDA is expected to exceed $70 million, inclusive of at least $9 million of Adjusted EBITDA benefit from recognition of CARES Act grants in the quarter
•	Cash and Equivalents is expected to be approximately $540 million as of March 31, 2021
•	Credit Agreement EBITDA is expected to exceed $355 million

Item 7.01	Regulation FD Disclosure.

The Company’s wholly-owned subsidiary, Surgery Center Holdings, Inc., intends to raise $125 million of Incremental Term Loans, subject to market and other considerations, to refinance $119 million of existing Incremental Term Loans that were raised in April 2020 and to pay the fees and expenses associated with this refinancing.

Certain information regarding the Incremental Term Loans and the Company will be presented to investors in connection with the refinancing and is furnished with this Current Report as exhibit 99.1.

Item 8.01	Other Events.

As previously disclosed, on August 31, 2017, the Company completed the sale and issuance of 310,000 shares of preferred stock, par value $0.01 per share, of the Company, designated as 10.00% Series A Convertible Perpetual Participating Preferred Stock (the “Series A Preferred Stock”) to BCPE Seminole Holdings LP (“Bain Capital”), a fund advised by Bain Capital Private Equity, at a purchase price of $1,000.00 per share in cash (the “Preferred Private Placement”) pursuant to the Securities Purchase Agreement (the “Preferred Stock Purchase Agreement”), dated as of May 9, 2017, by and between the Company and Bain Capital.

Pursuant to the Certificate of Designations, Preferences, Rights and Limitations of 10.00% Series A Convertible Perpetual Participating Preferred Stock of Surgery Partners, Inc. (the “Certificate of Designation”), the Company may require the conversion of all, but not less than all, of the Series A Preferred Stock pursuant to the terms and conditions of the Certificate of Designation, after the second anniversary of the date of issuance, if the volume weighted average closing price of the Common Stock for any twenty out of thirty consecutive trading days prior to such date, equals or exceeds $42.00 per share.

On April 20, 2021, the Company issued a press release announcing that it sent notice to Bain Capital of its intent to convert all of the outstanding Series A Preferred Stock into approximately 22.609 million shares of common stock, par value $0.01 per share, of the Company on May 17, 2021. Following the conversion, no shares of Series A Preferred Stock will remain outstanding. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Preliminary Unaudited Selected Financial Data

These preliminary unaudited estimates regarding surgical case volumes, Revenues, Same-facility Revenues, Adjusted EBITDA, Credit Agreement EBITDA and Consolidated Cash and Equivalents for the quarter ended March 31, 2021 are the responsibility of management and are subject to quarter-end adjustments in connection with the completion of our customary financial closing procedures, including management’s review and finalization and to accounting review procedures by our independent registered public accounting firm, which have not yet been performed. During the course of our review process, items may be identified that would require us to make adjustments, which could result in material changes to our preliminary unaudited estimated financial results. Consequently, the results should not be viewed as a substitute for our earnings release and Quarterly Report on Form 10-Q, which are expected to be released on May 5, 2021. Actual results may differ materially from our preliminary expectations. We will provide a full GAAP reconciliation of final Adjusted EBITDA when we report our full first quarter financial results.

Non-GAAP Financial Measures

Adjusted EBITDA is a financial measure that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and the Company’s definition and computation of this non-GAAP financial measure may vary from those used by other companies. Credit Agreement EBITDA is a non-GAAP measure that is defined under our credit agreement and may vary from those used by other companies. These measures have limitations as analytical tools and should not be considered in isolation or as a substitute or alternative to net income or loss, operating income or loss, or any other measures of operating performance derived in accordance with GAAP.  The Company defines the term “Adjusted EBITDA” as income before income taxes adjusted for net income attributable to non-controlling interests, depreciation and amortization, interest expense, net, equity-based compensation expense, contingent acquisition compensation expense, transaction, integration and acquisition costs, reserve adjustments, loss on disposals and de-consolidations, net, gain on litigation settlements and certain other items that we do not believe are representative of our ongoing operations. Such adjustments and similar adjustments we make for the period ended March 31, 2021 are expected to be significant. The Company is unable to present a quantitative reconciliation of Adjusted EBITDA or Credit Agreement EBITDA to net income/loss for the period presented because management cannot reasonably predict with sufficient reliability all of the necessary components of net income/loss for the periods presented. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts.

Forward-Looking Statements

This report contains “forward-looking” statements, including statements regarding the anticipated conversion of the Series A Preferred Stock, the Incremental Term Loan, including its anticipated amount and use of proceeds, and statements about the results anticipated to be reported by the Company for the quarter ended March 31, 2021. These statements include, but are not limited to, the Company’s projected case volume, revenue, same-facility revenues, Adjusted and Credit Agreement EBITDA, Cash and Equivalents for the period ended March 31, 2021, as well as expectations regarding the timing, amount and use of proceeds of the Incremental Term Loan. These statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this report and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including but not limited to the risk that we may not be able to consummate the Incremental Term Loan transaction on the terms or timeline anticipated, if at all, and, even if the Incremental Term Loan is consummated, we may not be able to consummate the refinancing on commercially reasonable terms, or at all, and the other risks identified above under the heading “Preliminary Unaudited Selected Financial Data” and in Item 1A under the heading “Risk Factors” in our recent Annual Report on Form 10-K and in the Company’s current reports on Form 10-Q. The Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Lender Presentation, dated April 2021

99.2	Press Release dated April 20, 2021, issued by Surgery Partners, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2021	Surgery Partners, Inc.

	By:	/s/ Thomas F. Cowhey
	Name:	Thomas F. Cowhey
	Title:	Executive Vice President and Chief Financial Officer